Exhibit 10.33
FIRST AMENDMENT TO
THE SYSCO CORPORATION
2005 MANAGEMENT INCENTIVE PLAN
     WHEREAS, Sysco Corporation (the “Company”) adopted that certain 2005 Management Incentive Plan (the “Plan”) effective as of November 11, 2005; and
     WHEREAS, pursuant to Section 11 of the Plan (the “Plan”) the Board of Directors, (the “Board”) has the authority, at any time, to amend the Plan;
     WHEREAS, the Compensation Committee (the “Committee”) of the Board has determined that it is desirable and in the best interests of the Company that certain amendments be made to the Plan in order to provide that shares of stock issued pursuant to the Plan may be uncertificated shares and to clarify that the shares may not be pledged or hypothecated during the two-year restricted period;
     WHEREAS, the Committee has made such recommendations to the Board and the Board agrees with the Committee’s recommendation;
     NOW, THEREFORE, effective as of July 13, 2007, the Plan is hereby amended to provide as set forth below:
(Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Plan.)
1. Subsection (A) of Section 9 of the Plan is deleted in its entirety and is replaced by the following:
“The shares to be issued to a Participant may be unregistered, at the option of the Company, and in such event the Participant shall execute an investment letter in form satisfactory to the Company, which letter shall contain an agreement that the Participant will not sell, transfer, give, pledge, hypothecate or otherwise convey any of such shares for a period of two years from the date on which such shares were issued to the Participant, except in the event of the Participant’s death or termination of employment due to disability or retirement under normal Company benefit plans, but then only in accordance with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and the shares, if issued in certificated form, shall bear a legend reflecting the investment representation and the unregistered status of the shares.”
2. Subsection (B) of Section 9 of the Plan is deleted in its entirety and is replaced by the following:
“Shares to be issued pursuant to the Plan may be issued in certificated or uncertificated form and may be issued in the name of a nominee for the benefit of a Participant; provided, however, that any Participant may request that any shares issued in the name of a nominee be reissued in the name of the Participant. Whether or not the shares to be issued to or for the benefit of a Participant are registered pursuant to the registration provisions of the Securities Act of 1933, as amended, the Participant may not (and, if requested by the Company, shall enter into an agreement at the time of issuance of such shares or at any time thereafter to the effect that the Participant will not) sell, transfer, give, pledge, hypothecate or otherwise convey any of such shares for a period (the “Restricted Period”) ending two years from the date on which such shares were issued to or for the benefit of the Participant, and will not sell, transfer, give, pledge, hypothecate or otherwise convey them for up to an additional six month period, to the extent such six month period extends beyond the Restricted Period, following any termination of employment during the Restricted Period that is not due to death, disability or retirement under the normal Company benefit plans. Such shares issued in certificated form in the name of the Participant shall bear a legend reflecting the terms of such restriction. Notwithstanding the foregoing, the transfer restrictions set forth above shall expire following the death or termination of employment of a Participant due to disability or retirement under the normal Company benefit plans, and following a Change of Control, the transfer restrictions set forth above shall lapse with respect to any shares issued hereunder with respect to a performance period ending prior to or within one year following a

Change of Control. The certificates representing any such shares shall contain a legend to such effect, and at the election of the Company, may be held by the Company or its nominee, and will not be delivered to the Participant, until the Restricted Period and any additional applicable six month period has lapsed.”
     3. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.
     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 13th day of July, 2007, effective as set forth herein.

SYSCO CORPORATION

By:	/s/ Michael C. Nichols

Name:	Michael C. Nichols

Title:	Sr. Vice President, General Counsel and Secretary

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